Exhibit 4.1

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

Warrant # 15

TRAQIQ, INC.

Common Stock Purchase Warrant

Issue Date: February 17, 2021

Expiration Date 3 Years from Issue Date

For 1,270,138 Shares	Price per Share: $0.001

THIS CERTIFIES THAT, for value received, Lathika Ragunathan (the “Holder”) is entitled to purchase shares of the Common Stock, $.0001 par value per share (the “Shares,” or, the “Warrant Stock”), of TraQiQ, Inc., a California corporation (the “Company”), at $0.001 per share (such price, as it may be adjusted from time to time as specified below, is referred to herein as the “Warrant Price”), subject to the provisions and upon the terms and conditions hereinafter set forth. This Warrant is being issued in connection with that certain Exchange Agreement by and among the Company, Holder and Mimo-Technologies Pvt. Ltd. (the “Exchange Agreement”).

1. Term/Exercise; Vesting.

1.1 Term/Exercise. Subject to the terms hereof, including in particular Section 1.2, the purchase right represented by this Warrant is exercisable as to vested Warrant Stock, in whole or in part, at any time and from time to time, until the Expiration Date noted above, provided that this Warrant will expire and be of no further force and effect upon the closing of (i) the sale of all or substantially all of the assets of the Company, (ii) the sale of all of the issued and outstanding shares of the Company’s capital stock, (iii) the effective date of a merger of the Company with another entity in which voting control of the Company changes hands, or (iv) the sale of the Company’s capital stock in an initial public offering registered under the Act (any one of which is a “Transaction”), if not exercised within ten (10) days of the Holder’s receiving the Company’s written notice that a Transaction is pending.

1.2 Vesting. The Warrant shall vest into that number of Warrant Stock in accordance with the following vesting schedule (‘Vesting Schedule”):

Period	Warrant Stock Vesting
As of the Issue Date	762,083
As of January 31, 2022	Up to 317,534[1]
As of January 31, 2023	Up to 190,521[2]

1 Up to 317,534 Shares, or such lesser amount thereof, may vest only in strict accordance with Section 1.1(b) of the Exchange Agreement.

2 Up to 190,521 Shares, or such lesser amount thereof, may vest only in strict accordance with Section 1.1(b) of the Exchange Agreement.

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2. Cash Exercise. The purchase right represented by this Warrant may be exercised by the Holder, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company, by cash, check or wire transfer, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased.

3. Stock Fully Paid; Reservation of Shares. All of the Shares that may be issued upon the exercise of this Warrant will, upon issuance, in accordance with the provisions hereof, be fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issuance thereof. During the Term, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of Shares to provide for the exercise of this Warrant

4. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events as follows:

4.1 Recapitalization or Conversion. In case of any recapitalization, reclassification, change or conversion of Warrant Stock issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), this Warrant shall become exercisable for, in lieu of each share of Warrant Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable for a share of Warrant Stock upon such recapitalization, reclassification or conversion. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. Appropriate adjustments shall also be made to the Warrant Price, but the aggregate price payable pursuant to this Warrant shall remain the same. The provisions of this Section 4.1 shall similarly apply to successive recapitalizations, reclassifications and conversions.

4.2 Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Warrant Stock, the number of shares of Warrant Stock issuable upon exercise hereof shall be proportionately increased in the case of a subdivision and decreased in the case of a combination, and the Warrant Price shall be appropriately adjusted such that the aggregate exercise price of this Warrant shall at all times remain the same.

4.3 Stock Dividends. If the Company at any time while this Warrant remains outstanding and unexpired shall pay a dividend payable in, or make any other distribution of, shares of the Company’s stock (except any distribution specifically provided for in Sections 4.1 and 4.2), then (i) the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (x) the numerator of which shall be the total number of shares of the Company’s capital stock outstanding immediately prior to such dividend or distribution, and (y) the denominator of which shall be the total number of shares of the Company’s capital stock outstanding immediately after such dividend or distribution, and (ii) the number of shares of Warrant Stock subject to this Warrant shall be proportionately adjusted.

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4.4 No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder, as the holder of this Warrant, against impairment.

5. Notice of Adjustments. Whenever, while this Warrant remains outstanding and unexpired, the Warrant Price shall be adjusted pursuant to the provisions hereof, the Company shall within 30 days of such adjustment deliver a certificate signed by its chief financial officer to the Holder as the registered holder hereof setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price after giving effect to such adjustment.

6. Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares, the Company shall make a cash payment therefor upon the basis of the Warrant Price.

7. Transfers. This Warrant, together with all rights herein, are not transferable except with the consent of the Company, which consent shall not be unreasonably withheld.

8. Rights as Stockholder. The Holder, as the holder of the Warrant, shall not be entitled to vote or receive dividends and shall not be deemed the holder of the Shares, nor shall anything contained herein be construed to confer upon the Holder as the holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to a vote of stockholders at any meeting thereof, or to receive notice of meetings, until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

9. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only if expressly set forth in an instrument in writing signed by the Company and the Holder.

10. Agreement to Comply with the Securities Act; Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 11 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). This Warrant and all Warrant Stock issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”

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11. Representations of the Holder. In connection with the issuance of this Warrant, the Holder specifically represents, as of the date hereof, to the Company by acceptance of this Warrant as follows:

11.1 The Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant and the Warrant Stock to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Stock, except pursuant to sales registered or exempted under the Securities Act.

11.2 The Holder understands and acknowledges that this Warrant and the Warrant Stock to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

11.3 The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Stock. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company.

12. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses on file with the Company (or at such other addresses as shall be specified by notice given in accordance with this Section 10).

13. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets, and all of the covenants and agreements of the Company contained herein shall inure to the benefit of the successors and assigns of the holder hereof. The Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of the holder hereof but at the Company’s expense, acknowledge in writing its continuing obligation to the holder hereof in respect of any rights to which the holder hereof shall continue to be entitled after such exercise in accordance with this Warrant; provided, that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the holder hereof in respect of such rights.

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14. Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

15. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

16. Governing Law. This Warrant shall be governed by, and construed under, the laws of the State of Washington.

[signatures on following page]

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IN WITNESS WHEREOF, the Company and Holder have caused this Warrant to be executed effective as of the date first written above.

TraQiQ, Inc.

By:
Ajay Sikka, CEO

Acknowledged and Agreed to by the Holder as of February 17, 2021.

Lathika Regunathan

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exhibit a

Notice of Exercise

To:	TraQiQ, Inc.

Attn:	CEO

Re:	Attached Warrant

The undersigned hereby elects to purchase ____________ shares of Warrant Stock of TraQiQ, Inc. pursuant to the terms of Section 2 of this Warrant, and tenders herewith payment of the purchase price of such shares in full.

The undersigned tenders the Warrant for exercise, and, if the stated number of shares is less than the total number of shares represented by the Warrant, requests return of a replacement warrant representing the balance of shares.

Please issue a certificate or certificates representing the resulting shares in the name of the undersigned or in such other name or names as are specified below.

Signature:

Name:

Address:

SSN or Tax ID:

THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.

Warrant # 16

TRAQIQ, INC.

Common Stock Purchase Warrant

Issue Date: February 17 2021

Expiration Date 3 Years from Issue Date

For 97,401 Shares	Price per Share: $0.001

THIS CERTIFIES THAT, for value received, Suman (the “Holder”) is entitled to purchase shares of the Common Stock, $.0001 par value per share (the “Shares,” or, the “Warrant Stock”), of TraQiQ, Inc., a California corporation (the “Company”), at $0.001 per share (such price, as it may be adjusted from time to time as specified below, is referred to herein as the “Warrant Price”), subject to the provisions and upon the terms and conditions hereinafter set forth. This Warrant is being issued in connection with that certain Exchange Agreement by and among the Company, Holder and Mimo-Technologies Pvt. Ltd. (the “Exchange Agreement”).

1. Term/Exercise; Vesting.

1.1 Term/Exercise. Subject to the terms hereof, including in particular Section 1.2, the purchase right represented by this Warrant is exercisable as to vested Warrant Stock, in whole or in part, at any time and from time to time, until the Expiration Date noted above, provided that this Warrant will expire and be of no further force and effect upon the closing of (i) the sale of all or substantially all of the assets of the Company, (ii) the sale of all of the issued and outstanding shares of the Company’s capital stock, (iii) the effective date of a merger of the Company with another entity in which voting control of the Company changes hands, or (iv) the sale of the Company’s capital stock in an initial public offering registered under the Act (any one of which is a “Transaction”), if not exercised within ten (10) days of the Holder’s receiving the Company’s written notice that a Transaction is pending.

1.2 Vesting. The Warrant shall vest into that number of Warrant Stock in accordance with the following vesting schedule (‘Vesting Schedule”):

Period	Warrant Stock Vesting
As of the Issue Date	58,441
As of January 31, 2022	Up to 24,350[1]
As of January 31, 2023	Up to 14,610[2]

1 Up to 24,350 Shares, or such lesser amount thereof, may vest only in strict accordance with Section 1.1(b) of the Exchange Agreement.

2 Up to 14,610 Shares, or such lesser amount thereof, may vest only in strict accordance with Section 1.1(b) of the Exchange Agreement.

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2. Cash Exercise. The purchase right represented by this Warrant may be exercised by the Holder, by the surrender of this Warrant (with the notice of exercise form attached hereto as Exhibit A duly executed) at the principal office of the Company and by the payment to the Company, by cash, check or wire transfer, of an amount equal to the then applicable Warrant Price per share multiplied by the number of Shares then being purchased.

3. Stock Fully Paid; Reservation of Shares. All of the Shares that may be issued upon the exercise of this Warrant will, upon issuance, in accordance with the provisions hereof, be fully paid and non-assessable, and free from all taxes, liens and charges with respect to the issuance thereof. During the Term, the Company will at all times have authorized and reserved for the purpose of issuance upon exercise of this Warrant, a sufficient number of Shares to provide for the exercise of this Warrant

4. Adjustment of Warrant Price and Number of Shares. The number and kind of securities purchasable upon the exercise of this Warrant and the Warrant Price shall be subject to adjustment from time to time upon the occurrence of certain events as follows:

4.1 Recapitalization or Conversion. In case of any recapitalization, reclassification, change or conversion of Warrant Stock issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination), this Warrant shall become exercisable for, in lieu of each share of Warrant Stock theretofore issuable upon exercise of this Warrant, the kind and amount of shares of stock, other securities, money and property receivable for a share of Warrant Stock upon such recapitalization, reclassification or conversion. Such new Warrant shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. Appropriate adjustments shall also be made to the Warrant Price, but the aggregate price payable pursuant to this Warrant shall remain the same. The provisions of this Section 4.1 shall similarly apply to successive recapitalizations, reclassifications and conversions.

4.2 Subdivision or Combination of Shares. If the Company at any time while this Warrant remains outstanding and unexpired shall subdivide or combine its Warrant Stock, the number of shares of Warrant Stock issuable upon exercise hereof shall be proportionately increased in the case of a subdivision and decreased in the case of a combination, and the Warrant Price shall be appropriately adjusted such that the aggregate exercise price of this Warrant shall at all times remain the same.

4.3 Stock Dividends. If the Company at any time while this Warrant remains outstanding and unexpired shall pay a dividend payable in, or make any other distribution of, shares of the Company’s stock (except any distribution specifically provided for in Sections 4.1 and 4.2), then (i) the Warrant Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Warrant Price in effect immediately prior to such date of determination by a fraction (x) the numerator of which shall be the total number of shares of the Company’s capital stock outstanding immediately prior to such dividend or distribution, and (y) the denominator of which shall be the total number of shares of the Company’s capital stock outstanding immediately after such dividend or distribution, and (ii) the number of shares of Warrant Stock subject to this Warrant shall be proportionately adjusted.

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4.4 No Impairment. The Company will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder, as the holder of this Warrant, against impairment.

5. Notice of Adjustments. Whenever, while this Warrant remains outstanding and unexpired, the Warrant Price shall be adjusted pursuant to the provisions hereof, the Company shall within 30 days of such adjustment deliver a certificate signed by its chief financial officer to the Holder as the registered holder hereof setting forth, in reasonable detail, the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated, and the Warrant Price after giving effect to such adjustment.

6. Fractional Shares. No fractional shares of Warrant Stock will be issued in connection with any exercise hereunder, but in lieu of such fractional shares, the Company shall make a cash payment therefor upon the basis of the Warrant Price.

7. Transfers. This Warrant, together with all rights herein, are not transferable except with the consent of the Company, which consent shall not be unreasonably withheld.

8. Rights as Stockholder. The Holder, as the holder of the Warrant, shall not be entitled to vote or receive dividends and shall not be deemed the holder of the Shares, nor shall anything contained herein be construed to confer upon the Holder as the holder of this Warrant, any of the rights of a stockholder of the Company or any right to vote for the election of directors or upon any matter submitted to a vote of stockholders at any meeting thereof, or to receive notice of meetings, until this Warrant shall have been exercised and the Shares purchasable upon the exercise hereof shall have become deliverable, as provided herein.

9. Modification and Waiver. This Warrant and any provision hereof may be changed, waived, discharged or terminated only if expressly set forth in an instrument in writing signed by the Company and the Holder.

10. Agreement to Comply with the Securities Act; Legend. The Holder, by acceptance of this Warrant, agrees to comply in all respects with the provisions of this Section 11 and the restrictive legend requirements set forth on the face of this Warrant and further agrees that such Holder shall not offer, sell or otherwise dispose of this Warrant or any Warrant Stock to be issued upon exercise hereof except under circumstances that will not result in a violation of the Securities Act of 1933, as amended (the “Securities Act”). This Warrant and all Warrant Stock issued upon exercise of this Warrant (unless registered under the Securities Act) shall be stamped or imprinted with a legend in substantially the following form:

“THIS WARRANT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THIS WARRANT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR QUALIFIED UNDER ANY STATE OR FOREIGN SECURITIES LAWS AND MAY NOT BE OFFERED FOR SALE, SOLD, PLEDGED, HYPOTHECATED OR OTHERWISE TRANSFERRED OR ASSIGNED UNLESS (I) A REGISTRATION STATEMENT COVERING SUCH SHARES IS EFFECTIVE UNDER THE ACT AND IS QUALIFIED UNDER APPLICABLE STATE AND FOREIGN LAW OR (II) THE TRANSACTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS UNDER THE ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE STATE AND FOREIGN LAW AND, IF THE CORPORATION REQUESTS, AN OPINION SATISFACTORY TO THE CORPORATION TO SUCH EFFECT HAS BEEN RENDERED BY COUNSEL.”

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11. Representations of the Holder. In connection with the issuance of this Warrant, the Holder specifically represents, as of the date hereof, to the Company by acceptance of this Warrant as follows:

11.1 The Holder is an “accredited investor” as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Holder is acquiring this Warrant and the Warrant Stock to be issued upon exercise hereof for investment for its own account and not with a view towards, or for resale in connection with, the public sale or distribution of this Warrant or the Warrant Stock, except pursuant to sales registered or exempted under the Securities Act.

11.2 The Holder understands and acknowledges that this Warrant and the Warrant Stock to be issued upon exercise hereof are “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that, under such laws and applicable regulations, such securities may be resold without registration under the Securities Act only in certain limited circumstances. In addition, the Holder represents that it is familiar with Rule 144 under the Securities Act, as presently in effect, and understands the resale limitations imposed thereby and by the Securities Act.

11.3 The Holder acknowledges that it can bear the economic and financial risk of its investment for an indefinite period and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Warrant and the Warrant Stock. The Holder has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Warrant and the business, properties, prospects and financial condition of the Company.

12. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient; if not, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the addresses on file with the Company (or at such other addresses as shall be specified by notice given in accordance with this Section 10).

13. Binding Effect on Successors. This Warrant shall be binding upon any corporation succeeding the Company by merger, consolidation or acquisition of all or substantially all of the Company’s assets, and all of the covenants and agreements of the Company contained herein shall inure to the benefit of the successors and assigns of the holder hereof. The Company will, at the time of the exercise of this Warrant, in whole or in part, upon request of the holder hereof but at the Company’s expense, acknowledge in writing its continuing obligation to the holder hereof in respect of any rights to which the holder hereof shall continue to be entitled after such exercise in accordance with this Warrant; provided, that the failure of the holder hereof to make any such request shall not affect the continuing obligation of the Company to the holder hereof in respect of such rights.

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14. Lost Warrants or Stock Certificates. The Company covenants to the holder hereof that upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant or any stock certificate and in the case of any such loss, theft or destruction, upon receipt of an indemnity reasonably satisfactory to the Company, or in the case of any such mutilation upon surrender and cancellation of such Warrant or stock certificate, the Company will make and deliver a new Warrant or stock certificate, of like tenor, in lieu of the lost, stolen, destroyed or mutilated Warrant or stock certificate.

15. Descriptive Headings. The descriptive headings of the several paragraphs of this Warrant are inserted for convenience only and do not constitute a part of this Warrant.

16. Governing Law. This Warrant shall be governed by, and construed under, the laws of the State of Washington.

[signatures on following page]

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IN WITNESS WHEREOF, the Company and Holder have caused this Warrant to be executed effective as of the date first written above.

TraQiQ, Inc.

By:
Ajay Sikka, CEO

Acknowledged and Agreed to by the Holder as of February 17, 2021.

Suman

6

exhibit a

Notice of Exercise

To:	TraQiQ, Inc.

Attn:	CEO

Re:	Attached Warrant

The undersigned hereby elects to purchase ____________ shares of Warrant Stock of TraQiQ, Inc. pursuant to the terms of Section 2 of this Warrant, and tenders herewith payment of the purchase price of such shares in full.

The undersigned tenders the Warrant for exercise, and, if the stated number of shares is less than the total number of shares represented by the Warrant, requests return of a replacement warrant representing the balance of shares.

Please issue a certificate or certificates representing the resulting shares in the name of the undersigned or in such other name or names as are specified below.

Signature:

Name:

Address:

SSN or Tax ID: